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                                                                   Exhibit 5.6


                               PALMER & DODGE LLP
                   ------------------------------------------
                   111 HUNTINGTON AVENUE AT PRUDENTIAL CENTER
                              BOSTON, MA 02199-7613

                                                              June 5, 2002


TECO Energy, Inc.
702 North Franklin Street
Tampa, Florida 33602

Ladies and Gentlemen:

         Reference is made to our opinion dated March 7, 2002 and included as
Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-83958) (the "Registration Statement") filed on March 7, 2002, as amended on April 18, 2002 and May 3, 2002 by TECO Energy, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") filed on or about June 5, 2002 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 15,525,000 shares of the Company's common stock, $1.00 par value per share (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

         We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus Supplement.

                                            Very truly yours,

                                            /s/ Palmer & Dodge LLP

                                            PALMER & DODGE LLP



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